SECURITIES AND EXCHANGE COMMISSION
     Washington, D.C.  20549

     FORM 8-K
     CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the
     Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported) April 4, 1994

                           Care Enterprises, Inc.
           (Exact name of registrant as specified in its charter)

     Delaware                  0-9310                       95-3311961
     (State or other          (Commission                (IRS Employer
      jurisdiction of          File Number)        Identification No.)
      incorporation)

               2742 Dow Avenue, Tustin, California 92680-7245
     (Address of principal executive offices)               (Zip Code)

     Registrant's telephone number, including area code (714) 544-4433

                               Not Applicable
     (Former name or former address, if changed since last report)


     ITEM 5.  OTHER EVENTS.

               On April 4, 1994, Care Enterprises, Inc. ("Care") and Regency Health Services, Inc. ("Regency") completed their previously announced merger. Pursuant to the Agreement and Plan of Merger, dated as of December 20, 1993, as amended by an Amendment, dated as of January 31, 1994, and a Second Amendment, dated as of March 21, 1994, Care Merger Sub, Inc., a wholly owned subsidiary of Regency, was merged with and into Care, and Care became a wholly owned subsidiary of Regency. Each share of common stock of Care (other than shares owned by Regency or any of its subsidiaries, held in the treasury of Care or owned by any subsidiary of Care) was converted into 0.71 of a share of common stock of Regency.


                                 SIGNATURE

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CARE ENTERPRISES, INC.

                                   By:  /s/ Gary L. Massimino
                                        Gary L. Massimino
                                        Chief Financial Officer

     Dated: April 5, 1994